ASSUMPTION AGREEMENT

AGREEMENT made as of May 1, 2017 between Principal Management Corporation (“PMC”) and T. Rowe Price Associates, Inc. (the “Sub-Advisor”).

WHEREAS, Principal Variable Contracts Funds, Inc. is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, PMC has been appointed as investment advisor to every series of Principal Variable Contracts Funds, Inc. (each a “Fund” and together, the “Funds”) pursuant to an Amended and Restated Management Agreement dated March 30, 2017, as amended (the “Investment Advisory Agreement”);

WHEREAS, PMC has entered into a Sub-Advisory Agreement with the Sub-Advisor dated April 1, 2012, as amended (the “Sub-Advisory Agreement”), pursuant to which the Sub-Advisor serves as investment sub-advisor to certain of the Funds;

WHEREAS, PMC will merge with and into Principal Global Investors, LLC (“PGI”) on or about May 1, 2017 (the foregoing referred to as the “Merger”);

WHEREAS, in connection with the Merger, PGI has agreed to assume PMC’s responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement;

WHEREAS, in conjunction with its assumption of PMC’s rights and responsibilities under the Investment Advisor Agreement, PGI desires to assume PMC’s rights and responsibilities under the Sub-Advisory Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.PGI shall assume all rights and responsibilities of PMC under the Sub-Advisory Agreement upon the completion of the Merger.
2.    The parties hereby agree that this Assumption Agreement shall be attached to and made a part of the Sub-Advisory Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION

By:	/s/ Adam Shaikh
(Authorized Officer)
Name: Adam Shaikh
Title: Counsel

By:	/s/ Jennifer Block
(Authorized Officer)
Name: Jennifer Block
Title: Counsel

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Savonne L. Ferguson
(Authorized Officer)
Name: Savonne L. Ferguson
Title: Vice President